Exhibit (a)(1)(C)
Offer to Purchase
Up to 165,155,385
IRA Partnership Interests of
Life Partners IRA Holder Partnership, LLC
$0.16 Per Interest in Cash
by Life Settlement Liquidity Option, LLC
and CFunds Life Settlement, LLC
Assignment Form (Revised)
IRA Holder Partnership Beneficiary
Name of IRA Holder (Beneficiary):
Name of IRA Custodian:
Capacity (Title) of Authorized Representative of IRA Custodian (if applicable):
Signature on Behalf of IRA Custodian:
Date:
Tax Identification Number:
Email Address of IRA Custodian:
Telephone Number of IRA Custodian:
Number of IRA Partnership Interests (Interests)
Number of Interests Held:
Number of Interests Being Tendered, Sold and Assigned:

Note:
The IRA custodian must sign this Assignment Form on behalf of an individual retirement account.

If you execute this Assignment Form, but do not specify the number of Interests to be tendered, sold and assigned, you will be deemed to have elected to tender, sell and assign all of the Interests that you own.

To the Holders of IRA Partnership Interests:
This Assignment Form is to be used to participate in the Offer of Life Settlement Liquidity Option, LLC (the “Anchorage Offeror”) and CFunds Life Settlement, LLC (the “Contrarian Offeror”) (together referred to as Offerors) to acquire up to 165,155,385 IRA Partnership Interests (referred to as “Interests”) of the Life Partners IRA Holder Partnership, LLC (referred to as the “Partnership”) for a cash amount of  $0.16 per Interest (subject to certain deductions). By signing this Assignment Form in the place(s) provided above, you are agreeing to tender, sell and assign to Offerors the number of Interests that you specify above (or if you do not specify a number of Interests, all of the Interests that you hold) to Offerors. In order to receive payment for your Interests, your executed Assignment Form (and any other required documents) must be received by the Depositary for the Offer no later than 5:00 p.m. New York City time on Friday, January 18, 2019. You should also complete a Substitute Form W-9, in the form provided, or other appropriate tax form to prevent backup withholding. See paragraph 6 below.

The address for delivery of the Assignment Form (and any other required documents) is:
If delivering by mail: Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940	If delivering by overnight or courier: Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall St — Suite V Canton, MA 02021
For your convenience, a self-addressed envelope was previously included for use in returning the Assignment Form (and any other required documents) to the Depositary.
Delivery of this Assignment Form or any other required documents to an address other than as set forth above does not constitute valid delivery.
You may also deliver your Assignment Form by fax or by email to CFunds Life Settlement, LLC, which will forward it to the Depositary. If you are delivering your Assignment Form by fax or email, you should do so as follows:
If delivering by fax, send to: Fax No.: 203-485-5910 Reference: Life Partners Tender Offer	If delivering by email, send to: Rhoda Freeman at Freeman@contrariancapital.com —or— John Bright at JBright@contrariancapital.com
The method of delivery of all documents is at the election and risk of the tendering Interest holder.
By signing and returning this Assignment Form, you acknowledge, represent, warrant and agree as follows:
1.
Offer to Purchase.   You understand that the Offer is being made in accordance with the Offer to Purchase, dated November 13, 2018, as supplemented by Supplement No. 1 to the Offer to Purchase, dated December 20, 2018 (with references to the Offer to Purchase herein being deemed to include such Supplement), of Offerors. The Offer is subject to the terms and conditions that are set forth in the Offer to Purchase. You acknowledge that you have received the Offer to Purchase and that you have had an opportunity to read the Offer to Purchase, and to discuss the Offer and the Offer to Purchase with your advisors, if you chose to do so.

2.
Acceptance for Payment.   Provided that the conditions to the Offer are satisfied, Offerors will accept the Interests that you tender for payment following expiration of the Offer, as described in the Offer to Purchase. The number of Interests that you are tendering is set forth by you in the space provided above, but if you sign the Assignment Form and do not specify the number of Interests, you will be deemed to have tendered all of the Interests that you hold. If the Offer is oversubscribed with respect to the Interests, the Interests we accept for payment from you and all other tendering holders will be prorated.

3.
Sale of the Interests.   You agree and acknowledge that, effective upon acceptance for payment by Offerors of the Interests that you are tendering as provided in the Offer to Purchase, you are selling, assigning and transferring all ownership, rights and interests in and to tendered Interests as of such date, notwithstanding that the recordation of transfer may not occur until a later date in accordance with the practices and procedures of the Partnership. You further agree and acknowledge that if the conditions to the Offer are satisfied and the Offer is consummated, you will be deemed to have assigned your tendered Interests to the Anchorage Offeror and the Contrarian Offeror in such proportion or amounts as they have determined between themselves, and that you authorize the Anchorage Offeror and the Contrarian Offeror, and each of them, to direct the Trustee to record, or cause to be recorded, on the books and records of the Trust, the assignment of the tendered Interests to such of the Anchorage Offeror or the Contrarian Offeror as they, or any of them, directs.

4.
Ownership of Interests.   You represent, warrant, covenant and agree:

•
that you own the Interests that you are tendering of record and beneficially and that you have not previously sold, assigned, factored or otherwise encumbered the Interest;

•
that you have full power and authority to validly tender, sell, assign, and transfer the Interests that you are tendering;

•
that when the tendered Interests are purchased by Offerors, no person will have the right to assert a claim of any kind against Offerors with respect to the Interests, including (but not limited to) any claim by way of a lien, charge or other encumbrance or any claim of beneficial ownership, option or other right that you may have granted with respect to the Interests;

•
that, if you are submitting this Assignment Form in a representative capacity, for example as an officer of a corporation or a trustee of a trust, you have provided a true and accurate statement of your capacity and you are fully authorized to submit this Assignment Form in that capacity;

•
that in connection with the sale and assignment of your tendered Interests, you are also selling and assigning all claims, causes of action, or other rights that you may have with respect your tendered Interests;

•
that you will take no action to sell, assign or transfer the Interests that you tender and that have been accepted for payment to any person other than the Offerors, notwithstanding that the recordation of assignment of the Interests to the Offerors may not occur until a later date, and any such sale, assignment or transfer shall be null, void and of no effect;

•
that, if an to the extent that you owe any premiums, fees or catchup payments to the Trust, or any agent acting on behalf of the Trust, in respect of any of your tendered Interests, by your tender thereof, you are authorizing and directing Offerors to apply the requisite portion of the purchase price for the tendered Interests to the payment and discharge of such premiums, fees or catchup payments on your behalf; and

•
that the Offerors shall not assume any obligations or liabilities including, without limitation, any premiums, fees, or catchup payments, to the Debtors, Trust, Partnership, or any third party in respect of the Interests (other than to pay amounts deducted from the purchase price as aforesaid).

5.
Payment.   You understand that payment for your tendered Interests will be made by check mailed to you at your address set forth on the books and records of the Partnership. If the Interests are being tendered on behalf of an individual retirement account (IRA), the check for payment of the tendered Interests will only be mailed to the address of the IRA custodian. If you think your address, or the address of the IRA custodian, as applicable, may be in error, you should promptly contact the Partnership (or the Information Agent for the Offer) to assure that the books and records of the Trust reflect your correct address. Payment will be made as promptly as practicable following expiration of the Offer, in accordance with the requirements of the federal securities laws.

6.
Substitute Form W-9.   If you do not complete the Substitute Form W-9 provided below, Offerors may be required to withhold, pursuant to the rules and regulations of the Internal Revenue Service, up to 24% of the payment to which you are entitled. For instructions on completing the Substitute Form W-9, see https://www.irs.gov/instructions/iw9. If you are not a United States person, in order to avoid withholding of any portion of the payment to which you are entitled, you will be required to complete the appropriate Form W-8. For information on obtaining and completing the appropriate Form W-8, please see https://www.irs.gov/pub/irs-pdf/iw8.pdf. For Interests tendered that are held in an individual retirement fund account, only an IRA custodian, and not the beneficiary, may sign the applicable tax forms.

7.
Power of Attorney.   Upon acceptance of the Interests for payment, you irrevocably constitute and appoint Offerors or their designees, each with full power of substitution, as your agent and attorney in-fact with respect to your tendered Interests, with full power of substitution, to deliver the Interests to the Partnership for transfer, and to transfer ownership of such Interests on the books and records of the Partnership, together with all accompanying evidence of transfer and authenticity; to change the address of record for distributions with respect to the tendered Interests to the address of such of the Anchorage Offeror or Contrarian Offeror as they, or either of them, shall direct, as provided in paragraph 3 above; and for such Offeror to receive all benefits, and otherwise exercise all rights of beneficial ownership of the tendered Interests, all in accordance with the terms of the Offer. You understand that this power of attorney is an irrevocable power coupled with an interest.

8.
Revocation of Proxies and Consents.   You agree and represent that all prior powers of attorney, proxies and consents that you may have given with respect to the tendered Interests will be revoked with respect to Interests accepted by us for payment, and that you will give no subsequent powers of attorney, proxies or consents (and if given will not be deemed effective).

9.
Assignment of Distributions.   By executing this Assignment Form, you assign to such of the Anchorage Offeror or Contrarian Offeror as they, or either of them, shall direct, as provided in paragraph 3 above, all of your rights to receive dividends, distributions and other remittances from the Partnership, or any other sources, with respect to the tendered Interests that are paid based on a record date occurring from and after the time of acceptance of the Interests for payment pursuant to the Offer, even if the assignment of the Interests has not been recorded on the register of ownership maintained on behalf of the Partnership for this purpose.

10.
Exculpation.   You agree to exculpate, and to waive and release any claims or causes of action you may have against, the Partnership, the board members of the Partnership, the manager of the Partnership, counsel to the Partnership, and Vida Capital, Inc., and Magna Servicing LLC, servicers for the Partnership, and their respective affiliates, that relate to your sale, assignment and transfer of the tendered Interests or any other actions contemplated by this Assignment Form. You acknowledge that each of these persons is a beneficiary of this exculpation, waiver and release and may enforce this exculpation, waiver and release independently from Offerors. You are not, however, waiving any non-waivable claims you may have under applicable federal and state securities laws.

11.
Further Documents.   Upon request, you agree to execute and deliver any additional documents that Offerors believe are necessary or desirable to complete the assignment, transfer, and purchase of such Interests. In particular, if you are executing this Assignment Form in a representative capacity or as an attorney-in-fact, you may be required upon request of Offerors to furnish documentary evidence of your authority to do so. For example, if you are signing as an officer of a corporation, you may be required to submit an officer’s certificate to evidence your authority. If you are signing as a trustee of a trust, you may be required to submit a certificate of incumbency.

12.
Binding Agreement.   You understand that a tender of Interests to Offerors, and this Assignment Form, constitute a binding agreement between you and Offerors upon the terms, and subject to the conditions, that are described in the Offer to Purchase and this Assignment Form.

13.
Survival.   All the authority that you are conferring or have agreed to confer in this Assignment Form, and all other agreements, representations, and warrantied in this Assignment Form, will survive your death or incapacity, and all such authority, agreements, representations, and warranties will be binding upon your heirs, personal representatives, successors and assigns.

14.
Arbitration.   You and Offerors agree that any dispute or claim arising out of or related to this Assignment Form or the purchase of the tendered Interests will be resolved by binding arbitration in the City of New York, Borough of Manhattan, in accordance with the rules and procedures of the American Arbitration Association.

15.
No Waiver.   Each of you and Offerors are not waiving, and expressly reserve, any non-waivable rights it may have under federal or state securities laws, rules, and regulations.

16.
Governing Law.   The agreements in this Assignment Form will be interpreted, construed, and governed according to federal securities laws and the laws of the State of Texas, as applicable. All matters relating to arbitration will be governed by the Federal Arbitration Act.

Life Settlement Liquidity Option, LLC
CFunds Life Settlement, LLC

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number(s)
	Part 2 — Certifications — Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);	Part 3 Exempt from Backup Withholding ☐ Part 4 Awaiting TIN ☐

(2)
I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien)

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating you are no longer subject to backup withholding, do not cross out such item (2). If you are exempt from backup withholding, check the box in Part 3.
Signature:
Date:

Name:
(Please Type or Print)
Address:
City: State Zip Code:

COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 4 OF SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 24% of all reportable payments made to me will be withheld.
Signature:	Date:
NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 24% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.
The Depositary for the Offer is:
If delivering by mail: Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940	If delivering by overnight or courier: Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall St — Suite V Canton, MA 02021
DELIVERY WILL BE DEEMED MADE ONLY WHEN DOCUMENTS ARE ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
If you are delivering your Assignment Forms by fax or email to CFunds Life Settlement, LLC, you should do so as follows, and CFunds Life Settlement, LLC will forward your Assignment Form to the Depositary:
If delivering by fax, send to: Fax No.: 203-485-5910 Reference: Life Partners Tender Offer	If delivering by email, send to: Rhoda Freeman at Freeman@contrariancapital.com —or— John Bright at JBright@contrariancapital.com
Any questions or requests for assistance or additional copies of the Offer to Purchase and this Assignment Form may be directed to the Information Agent at its telephone number and location listed below.
The Information Agent for the Offer is:
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call Toll-Free: (866) 767-8986